UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): April 21, 2011

Travelzoo Inc.

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(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50171	36-4415727
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(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

590 Madison Avenue, 37th Floor		10022
New York, New York		-----------------
----------------------------------------------------		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

     (212) 484-4900
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2011, Travelzoo Inc. (the “Company”) entered into an agreement with the State of Delaware which provides for a full release of the Company from any claims in respect of the previously-announced unclaimed property review by the State of Delaware, as the jurisdiction of incorporation of the Company, including any claims in respect of unclaimed shares from the 2002 merger of Travelzoo.com Corporation, a Bahamas corporation, into the Company. In exchange for such release, the Company is making a one-time cash payment to the State of Delaware of $20 million.

The information set forth in Exhibit 99.1 hereto under the heading “State of Delaware Unclaimed Property Settlement” is incorporated into this Item 1.01 by this reference. In addition, the information set forth in the Company’s Annual Report on Form 10-K, filed on March 11, 2011, under “Item 1A – Risk Factors — Risks Related to Legal Uncertainty—Claims may be asserted against us relating to shares not issued in our 2002 merger, including claims which may arise under the current Delaware unclaimed property review” is incorporated into this Item 1.01 by this reference.

Item 2.02. Results of Operations and Financial Condition.

On April 21, 2011, the Company reported its first quarter 2011 financial results. A copy of the Company’s press release containing this information is being furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. See Exhibit Index.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date: April 21, 2011

By: /s/ Wayne Lee
Wayne Lee
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description

99.1	Press Release dated April 21, 2011.